Exhibit 1.2

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

May 13, 2020

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated May 13, 2020 (the “Agreement”), between the Company, on the one hand, and Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC., Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. and

Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 6:15 p.m. (Eastern Time) on May 13, 2020 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated May 13, 2020 (including the Base Prospectus dated February 24, 2020) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

2

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Douglas A Muller
Name: Douglas A Muller
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By:	/s/ Lourdes Fisher
Name: Lourdes Fisher
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

As Representatives of the several Underwriters

named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2026 Notes	Principal Amount of 2030 Notes	Principal Amount of 2040 Notes	Principal Amount of 2050 Notes	Principal Amount of 2060 Notes
Barclays Capital Inc.	$35,870,000	$89,675,000	$71,740,000	$89,675,000	$71,740,000
BofA Securities, Inc.	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Deutsche Bank Securities Inc.	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Goldman Sachs & Co. LLC	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Morgan Stanley & Co. LLC	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
U.S. Bancorp Investments, Inc.	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Wells Fargo Securities, LLC	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Citigroup Global Markets Inc.	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
Credit Suisse Securities (USA) LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
J.P. Morgan Securities LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
Mizuho Securities USA LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
RBC Capital Markets, LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
SunTrust Robinson Humphrey, Inc.	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
BNY Mellon Capital Markets, LLC	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
HSBC Securities (USA) Inc.	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
KeyBanc Capital Markets Inc.	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
PNC Capital Markets LLC	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
Santander Investment Securities Inc.	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
TD Securities (USA) LLC	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
Academy Securities, Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Bancroft Capital, LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
BMO Capital Markets Corp.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Drexel Hamilton, LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Fifth Third Securities, Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Huntington Securities, Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Loop Capital Markets LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
MUFG Securities Americas Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Regions Securities LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000

Total	$500,000,000	$1,250,000,000	$1,000,000,000	$1,250,000,000	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

1.250% Notes Due January 15, 2026 (the “2026 Notes”)

2.000% Notes Due May 15, 2030 (the “2030 Notes”)

2.750% Notes Due May 15, 2040 (the “2040 Notes”)

2.900% Notes Due May 15, 2050 (the “2050 Notes”)

3.125% Notes Due May 15, 2060 (the “2060 Notes”)

Aggregate principal amount:

$500,000,000 for the 2026 Notes

$1,250,000,000 for the 2030 Notes

$1,000,000,000 for the 2040 Notes

$1,250,000,000 for the 2050 Notes

$1,000,000,000 for the 2060 Notes

Price to Public:

2026 Notes:	99.613% of the principal amount of the 2026 Notes, plus accrued interest, if any, from May 18, 2020.

2030 Notes:	99.157% of the principal amount of the 2030 Notes, plus accrued interest, if any, from May 18, 2020.

2040 Notes:	97.084% of the principal amount of the 2040 Notes, plus accrued interest, if any, from May 18, 2020.

2050 Notes:	97.181% of the principal amount of the 2050 Notes, plus accrued interest, if any, from May 18, 2020.

2060 Notes:	97.345% of the principal amount of the 2060 Notes, plus accrued interest, if any, from May 18, 2020.

Purchase Price by Underwriters:

2026 Notes:	99.263% of the principal amount of the 2026 Notes, plus accrued interest, if any, from May 18, 2020, if settlement occurs after that date.

2030 Notes:	98.707% of the principal amount of the 2030 Notes, plus accrued interest, if any, from May 18, 2020, if settlement occurs after that date.

2040 Notes:	96.434% of the principal amount of the 2040 Notes, plus accrued interest, if any, from May 18, 2020, if settlement occurs after that date.

2050 Notes:	96.431% of the principal amount of the 2050 Notes, plus accrued interest, if any, from May 18, 2020, if settlement occurs after that date.

2060 Notes:	96.545% of the principal amount of the 2060 Notes, plus accrued interest, if any, from May 18, 2020, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), May 18, 2020.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2026 Notes:	January 15, 2026.

2030 Notes:	May 15, 2030.

2040 Notes:	May 15, 2040.

2050 Notes:	May 15, 2050.

2060 Notes:	May 15, 2060.

Interest Rate:

2026 Notes:	1.250%.

2030 Notes:	2.000%.

2040 Notes:	2.750%.

2050 Notes:	2.900%.

2060 Notes:	3.125%.

Interest Payment Dates:

2026 Notes:	January 15 and July 15, commencing January 15, 2021.

2030 Notes:	May 15 and November 15, commencing November 15, 2020.

2040 Notes:	May 15 and November 15, commencing November 15, 2020.

2050 Notes:	May 15 and November 15, commencing November 15, 2020.

2060 Notes:	May 15 and November 15, commencing November 15, 2020.

Optional Redemption:

The 2026 Notes, the 2030 Notes, the 2040 Notes, the 2050 Notes and the 2060 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

May 18, 2020, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2026 Notes, the 2030 Notes, the 2040 Notes, the 2050 Notes and the 2060 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

BofA Securities, Inc.

50 Rockefeller Plaza, NY1-050-12-02

New York, New York 10020

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile: (212) 797-4561

Attention: Debt Capital Markets Syndicate

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Fax No.: (212) 507-8999

Attention: Investment Banking Division

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 558-2607

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated May 13, 2020, relating to the 2026 Notes, the 2030 Notes, the 2040 Notes, the 2050 Notes and the 2060 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-236600

May 13, 2020

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated May 13, 2020

$500,000,000 1.250% NOTES DUE JANUARY 15, 2026

$1,250,000,000 2.000% NOTES DUE MAY 15, 2030

$1,000,000,000 2.750% NOTES DUE MAY 15, 2040

$1,250,000,000 2.900% NOTES DUE MAY 15, 2050

$1,000,000,000 3.125% NOTES DUE MAY 15, 2060

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-236600)

Trade Date:	May 13, 2020

Settlement Date (T+3):	May 18, 2020

Maturity Date:	January 15, 2026 (the “2026 Notes”) May 15, 2030 (the “2030 Notes”) May 15, 2040 (the “2040 Notes”) May 15, 2050 (the “2050 Notes”) May 15, 2060 (the “2060 Notes”)

Principal Amount Offered:	$500,000,000 (2026 Notes) $1,250,000,000 (2030 Notes) $1,000,000,000 (2040 Notes) $1,250,000,000 (2050 Notes) $1,000,000,000 (2060 Notes)

Price to Public (Issue Price):	99.613% (2026 Notes) 99.157% (2030 Notes) 97.084% (2040 Notes) 97.181% (2050 Notes) 97.345% (2060 Notes)

Net Proceeds (Before Expenses) to Issuer:	$496,315,000 (99.263%) (2026 Notes) $1,233,837,500 (98.707%) (2030 Notes) $964,340,000 (96.434%) (2040 Notes) $1,205,387,500 (96.431%) (2050 Notes) $965,450,000 (96.545%) (2060 Notes)

Interest Rate:	1.250% (2026 Notes) 2.000% (2030 Notes) 2.750% (2040 Notes) 2.900% (2050 Notes) 3.125% (2060 Notes)

Interest Payment Dates:

January 15 and July 15, commencing January 15, 2021 (2026 Notes)

May 15 and November 15, commencing November 15, 2020 (2030 Notes)

May 15 and November 15, commencing November 15, 2020 (2040 Notes)

May 15 and November 15, commencing November 15, 2020 (2050 Notes)

May 15 and November 15, commencing November 15, 2020 (2060 Notes)

Regular Record Dates:	January 1 and July 1 (2026 Notes) May 1 and November 1 (2030 Notes) May 1 and November 1 (2040 Notes) May 1 and November 1 (2050 Notes) May 1 and November 1 (2060 Notes)

Benchmark:

T 0.375% due April 30, 2025 (2026 Notes)

T 1.500% due February 15, 2030 (2030 Notes)

T 2.375% due November 15, 2049 (2040 Notes)

T 2.375% due November 15, 2049 (2050 Notes)

T 2.375% due November 15, 2049 (2060 Notes)

Benchmark Price / Yield:	100-08+ / 0.321% (2026 Notes) 108-02+ / 0.644% (2030 Notes) 125-01+ / 1.344% (2040 Notes) 125-01+ / 1.344% (2050 Notes) 125-01+ / 1.344% (2060 Notes)

Spread to Benchmark:	+100 basis points (2026 Notes) +145 basis points (2030 Notes) +160 basis points (2040 Notes) +170 basis points (2050 Notes) +190 basis points (2060 Notes)

Re-offer Yield:	1.321% (2026 Notes) 2.094% (2030 Notes) 2.944% (2040 Notes) 3.044% (2050 Notes) 3.244% (2060 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points (2026 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points (2030 Notes).

Prior to November 15, 2039 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on or after November 15, 2039 (2040 Notes).

Prior to November 15, 2049 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 30 basis points; par call on or after November 15, 2049 (2050 Notes).

Prior to November 15, 2059 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 30 basis points; par call on or after November 15, 2059 (2060 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

Business Day:	Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

CUSIP / ISIN:	91324P DW9 / US91324PDW95 (2026 Notes) 91324P DX7 / US91324PDX78 (2030 Notes) 91324P DY5 / US91324PDY51 (2040 Notes) 91324P DZ2 / US91324PDZ27 (2050 Notes) 91324P EA6 / US91324PEA66 (2060 Notes)

Joint Book-Running Managers:

Barclays Capital Inc.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

Senior Co-Managers:	BNY Mellon Capital Markets, LLC HSBC Securities (USA) Inc. KeyBanc Capital Markets Inc. PNC Capital Markets LLC Santander Investment Securities Inc. TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

Bancroft Capital, LLC

BMO Capital Markets Corp.

Drexel Hamilton, LLC

Fifth Third Securities, Inc.

Huntington Securities, Inc.

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Regions Securities LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

It is expected that delivery of the notes will be made against payment therefore on or about May 18, 2020, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the delivery of the notes should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at (888) 603-5847, BofA Securities, Inc. toll-free at (800) 294-1322, Deutsche Bank Securities Inc. toll-free at (800) 503-4611, Goldman Sachs & Co. LLC toll-free at (866) 471-2526, Morgan Stanley & Co. LLC toll-free at (866) 718-1649, U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607 and Wells Fargo Securities, LLC toll-free at (800) 645-3751. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.